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                                                                     Exhibit 5.1


                      [Letterhead of Debevoise & Plimpton]

July 11, 2003

Phelps Dodge Corporation
One North Central Avenue
Phoenix, Arizona 85004-4415

                            PHELPS DODGE CORPORATION
                               PD CAPITAL TRUST I
                               PD CAPITAL TRUST II
                       REGISTRATION STATEMENT ON FORM S-3
                          (REGISTRATION NO. 333-104627)

Ladies and Gentlemen:

            We have acted as counsel to Phelps Dodge Corporation, a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of the Registration Statement (Registration No. 333-104627) of the Company and of PD Capital Trust I and PD Capital Trust II (collectively, the "PD Capital Trusts"), on Form S-3 (the "Registration Statement") and the prospectus included therein (together with any supplements thereto, the "Prospectus"), relating to the proposed issuance from time to time of (a) common shares (the "Common Shares"), (b) preferred shares (the "Preferred Shares"), (c) senior debt securities (the "Senior Debt Securities"), (d) junior subordinated debt securities (the "Junior Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities"), (e) share purchase contracts (the "Share Purchase Contracts") to purchase Common Shares and/or Preferred Shares, (f) share purchase units (the "Share Purchase Units"), each representing ownership of a Share Purchase
Contract and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, (g) depositary shares ("Depositary Shares") representing fractional interests in Debt Securities or Preferred Shares under one or more deposit agreements ("Deposit Agreements"), (h) warrants (the "Warrants") for the purchase of Senior Debt Securities, Preferred Shares or Common Shares under one or more warrant agreements (the "Warrant Agreements"),
(i) preferred securities of the PD Capital Trusts (the "Preferred Securities") and (j) guarantees (the "Guarantees") of the Preferred Securities ((a) through
(j), and including any additional securities that may be registered in accordance with Rule 462(b) under the 1933 Act, collectively, the "Securities"), in one or more series with an aggregate initial offering price of up to $900 million, the Senior Debt Securities to be issued under an Indenture, dated as of September 22, 1997 (together with any supplements or amendments thereto, the "Senior Indenture"),
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Phelps Dodge Corporation               2                           July 11, 2003



from the Company to The Chase Manhattan Bank, as trustee (together with any successor or additional trustee named under the Senior Indenture, the "Senior Trustee," such Senior Trustee being Wachovia National Bank (formerly known as First Union National Bank), pursuant to the Tripartite/Conversion Agreement, dated as of August 8, 2000 (the "Tripartite/Conversion Agreement"), by and between The Chase Manhattan Bank and First Union National Bank), and the Junior Subordinated Debt Securities to be issued under a Subordinated Indenture, dated as of August 11, 2000 (together with any supplements or amendments thereto, the "Subordinated Indenture"), from the Company to Wachovia National Bank (formerly known as First Union National Bank), as trustee (together with any successor or additional trustee named under the Subordinated Indenture, the "Subordinated Trustee").

            In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

      Based upon the foregoing, we are of the following opinion:

            1. Upon (a) due authorization of the issuance and delivery of any Common Shares by all necessary corporate action of the Company, (b) issuance and delivery of such Common Shares in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the Securities Exchange Act of 1934, as amended (the "1934 Act")), against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof, (c) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, issuance as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, and
      (d) if issued pursuant to Share Purchase Contracts, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, issuance and sale as contemplated by the terms thereof and of the agreements relating thereto, such Common Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

            2. Upon (a) due establishment of the terms of any Preferred Shares in conformity with the Company's Restated Certificate of Incorporation, as amended, so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental
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Phelps Dodge Corporation               3                           July 11, 2003



      body having jurisdiction over the Company, (b) the filing with the Secretary of State of the State of New York of a certificate of designation fixing and determining the terms of such Preferred Shares, (c) due authorization of the issuance and delivery of such Preferred Shares by all necessary corporate action of the Company, (d) issuance and delivery of such Preferred Shares in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act), against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof, and (e) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, issuance as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, such Preferred Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

            3. When (a) the issuance, execution and delivery by the Company of any of the Share Purchase Contracts, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, and the Share Purchase Units shall have been duly authorized by all necessary corporate action of the Company, (b) the agreements relating thereto shall have been duly executed and delivered by the parties thereto, and (c) the Share Purchase Contracts and the Share Purchase Units shall have been duly executed and delivered by the Company and any other necessary signatories thereto and sold as contemplated by the Registration Statement and the Prospectus, against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof, assuming that the terms of such Share Purchase Contracts and the Share Purchase Units have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Share Purchase Contracts and the Share Purchase Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).


            4. Upon (a) due authorization of the issuance, execution and delivery by the Company of any of the Warrants and the Warrant Agreements relating thereto, the forms of which are to be filed with the Commission as exhibits to a report on Form 8-K

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Phelps Dodge Corporation               4                           July 11, 2003




      under the 1934 Act, by all necessary corporate action of the Company, (b) due execution and delivery of such Warrant Agreements by the respective parties thereto, (c) due execution and delivery of such Warrants by the Company in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act), (d) countersignature of such Warrants by the warrant agent, and (e) sale of such Warrants as contemplated by each of the Registration Statement, the Prospectus and the Warrant Agreements relating thereto, against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof, assuming that the terms of such Warrants and Warrant Agreements have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).



            5. Upon (a) due authorization of the issuance, execution and delivery by the Company of any of the Depositary Shares and the Deposit Agreements relating thereto, the forms of which are to be filed with the Commission as exhibits to a report on Form 8-K under the 1934 Act, by all necessary corporate action of the Company, (b) due execution and delivery of such Deposit Agreements by the respective parties thereto, (c) issuance and delivery of such Depositary Shares by the Company in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act), and (d) sale of such Depositary Shares as contemplated by each of the Registration Statement, the Prospectus and the Deposit Agreements relating thereto, against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof, assuming that the terms of such Depositary Shares and Deposit Agreements have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and assuming the related Preferred Securities are duly authorized and issued in accordance with the applicable provisions of paragraph 3 hereof or the related Debt Securities are duly authorized and issued in accordance with the applicable provisions of paragraphs 7 or 8 hereof, as the case may be, such Depositary Shares will be validly issued and will be enforceable against the

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Phelps Dodge Corporation               5                           July 11, 2003



      Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

            6. When (a) the issuance, execution and delivery by the Company of any of the Senior Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (b) such Senior Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and sold

                  (i) as contemplated by each of the Registration Statement, the
            Prospectus and the Senior Indenture,

                  (ii) in accordance with the terms of the underwriting
            agreements relating thereto, the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act,

                  (iii) against payment of the consideration fixed therefor by the board of directors of the Company, a duly authorized committee thereof or any two of the Chairman, President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer and the Vice President and Treasurer (to the extent that the resolutions of the board of directors of the Company authorizing such action by such officers remain in full force and effect), and

                  (iv) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, assuming that the terms of such Senior Debt Securities have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Tripartite/Conversion Agreement is legally valid, binding, enforceable against the parties thereto and in full force and effect, such Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general
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Phelps Dodge Corporation               6                           July 11, 2003



            applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

                  7. When (a) the issuance, execution and delivery by the
            Company of any of the Junior Subordinated Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (b) such Junior Subordinated Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and sold

                        (i) as contemplated by each of the Registration
                  Statement, the Prospectus and the Subordinated Indenture,

                        (ii) in accordance with the terms of the underwriting
                  agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act),

                        (iii) against payment of the consideration fixed
                  therefor by the board of directors of the Company, a duly authorized committee thereof or any two of the Chairman, President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer and the Vice President and Treasurer (to the extent that the resolutions of the board of directors of the Company authorizing such action by such officers remain in full force and effect), and

                        (iv) if issued upon the exercise of any Warrants, the
                  form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, assuming that the terms of such Junior Subordinated Debt Securities have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Junior Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).
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Phelps Dodge Corporation               7                           July 11, 2003



                  8. When (a) the execution and delivery of any Guarantee shall have been duly authorized by all necessary corporate action of the Company, (b) such Guarantee shall have been duly executed and delivered by the Company, (c) the Preferred Securities to which such Guarantee relates shall have been duly issued and sold and the purchase price therefor has been received by the respective PD Capital Trust, and (d) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

            Our opinion expressed above is limited to the federal laws of the United States of America and the laws of the State of New York.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the 1933 Act relating to the offering of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                        Very truly yours,


                                                        /s/ Debevoise & Plimpton